Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements of Elbit Vision Systems Ltd. (the “Company”) on Form S-8 of our report dated June 29, 2007, relating to the consolidated financial statements of the Company included in the Annual Report on Form 20-F for the year ended December 31, 2006, as filed with United States Securities and Exchange Authority on July 16, 2007.

/s/Brightman Almagor & Co.

Brightman Almagor & Co.
A Member of Deloitte Touche Tohmatsu
Tel-Aviv, Israel
July 31, 2007